EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS ANNOUNCES PRICING OF $500 MILLION OF SENIOR NOTES

LINCOLNSHIRE, ILLINOIS, April 20, 2012  – ACCO Brands Corporation (NYSE:ABD) (“ACCO Brands” or the “Company”), a world leader in branded office products, today announced the pricing at par of the offering of $500 million aggregate principal amount of 6.75% percent senior notes due 2020 (the “Notes”).  The Notes were offered by Monaco SpinCo, Inc. (“SpinCo”), which is currently a subsidiary of MeadWestvaco Corporation (NYSE:MWV) (“MWV”), and certain selling security holders. SpinCo will be the new holding company for MWV’s Consumer and Office Products business, which, as previously announced, MWV intends to distribute to its shareholders in a tax-free spin-off.  The sale of the Notes is expected to settle on May 1, 2012, immediately prior to the merger of SpinCo with a wholly owned subsidiary of ACCO Brands, with SpinCo continuing as the surviving corporation, which is subject to certain conditions, as previously announced. At the effective time of the merger, SpinCo will become a wholly owned subsidiary of the Company, which will unconditionally guarantee the Notes along with certain of its other subsidiaries.

The Notes are being offered in the United States only to qualified institutional buyers pursuant to the exemption from registration under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, Derwent, Marbig and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

Forward-looking statements relating to the proposed merger involving ACCO Brands and the Consumer & Office Products business of MeadWestvaco Corporation include, but are not limited to: statements about the benefits of the proposed merger, including future financial and operating results; ACCO Brands’ plans, objectives, expectations and intentions; the expected timing of completion of the merger; and other statements relating to the merger that are not historical facts.  With respect to the proposed merger, important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the merger; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected and the impact of additional indebtedness.  These risks, as well as other risks associated with the proposed merger, are more fully discussed in the proxy statement/prospectus included in the registration statement on Form S-4 that ACCO Brands filed with the United States Securities and Exchange Commission (“SEC”) on March 22, 2012 in connection with the proposed merger.

Additional Information

In connection with the proposed merger, the registration statement has been declared effective by the SEC. This registration statement includes a proxy statement/prospectus of ACCO Brands that has been mailed to the shareholders of ACCO Brands. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents, because they contain important information about ACCO Brands and the proposed merger.  The proxy statement/prospectus and other documents relating to the proposed merger can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents can also be obtained free of charge from ACCO Brands upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

This communication is not a solicitation of a proxy from any security holder of ACCO Brands. However, ACCO Brands and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC.  Information about the directors and executive officers of ACCO Brands may be found in its 2011 Annual Report on Form 10-K, as amended, filed with the SEC on February 23, 2012, and its definitive proxy statement relating to its 2012 Annual Meeting of Shareholders filed with the SEC on March 30, 2012.

For further information:

Rich Nelson Media Relations (847) 484-3030	Jennifer Rice Investor Relations (847) 484-3020